Exhibits 99.1

Summary of Options Subject to Acceleration

		Shares Accelerated	Weighted Avg. Strike Price
Executive Officers

Gall, Gary	Chief Executive Officer	18,450	$22.59
Gould, Anthony	Chief Financial Officer	12,830	$22.93
Dowdell, Kirk	Chief Banking Officer	21,115	$26.13
Koonce, Wayne	Chief Credit Officer	6,571	$26.64
Nordell, Douglas	Bank Subsidiary CEO/ Former Director	8,327	$18.90
Subtotal Executive Officers		67,293	$23.70

Directors

Bacchi, Charles	Director	2,250	$38.36
Bruno, Matthew	Director	2,250	$38.36
Davis, Lary	Director	2,250	$38.36
Eames, William	Director	2,250	$38.36
Fisher, William	Director	2,250	$38.36
Jahn, Howard	Director	2,250	$38.36
Kleinert, Alan	Director	2,250	$38.36
Warden, Lori	Director	2,250	$38.36
Briner , John	Director	1,800	$28.67
Haldeman, Jan	Director	2,250	$38.36
Subtotal Directors		22,050	$37.57
All Other Officers		55,500	$25.86

Grand Total		144,843	$26.55